Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Global Bond Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.

                                                     Number of Votes:
                                                     ----------------

                   Director                   For                      Withheld
                   --------                   ---                      --------

      Paul Bancroft III                    7,945,997                   438,416

      Sheryle J. Bolton                    7,944,548                   439,865

      William T. Burgin                    7,917,691                   466,722

      Thomas J. Devine                     7,939,994                   444,419

      Keith R. Fox                         7,946,227                   438,186

      William H. Gleysteen, Jr.            7,940,389                   444,024

      William H. Luers                     7,943,735                   440,678

      Daniel Pierce                        7,948,124                   436,289

      Kathryn L. Quirk                     7,943,420                   440,993


2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For                Against           Abstain        Broker Non-Votes*
          ---                -------           -------        -----------------

       7,724,932             331,932           327,549             215,665

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------

          For                Against           Abstain        Broker Non-Votes*
          ---                -------           -------        -----------------

       7,911,799             655,649           559,020             157,070


                         26 - Scudder Global Bond Fund

4. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       4.1  Diversification                   7,114,105            532,250              522,393             215,665

       4.2  Borrowing                         7,050,009            589,246              529,493             215,665

       4.3  Senior securities                 7,094,309            551,730              522,709             215,665

       4.4  Purchase of physical              7,091,093            548,686              528,969             215,665
            commodities

       4.5  Concentration                     7,107,488            538,500              522,760             215,665

       4.6  Underwriting of securities        7,101,699            546,573              520,476             215,665

       4.7  Investment in real estate         7,102,995            417,021              648,732             215,665

       4.8  Lending                           7,090,742            426,293              651,713             215,665

5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

          For                      Against                    Abstain
          ---                      -------                    -------

       7,905,163                   126,862                    352,388


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                         27 - Scudder Global Bond Fund